Exhibit 10.8

MOTOS AMERICA INC.

STOCK PUT AGREEMENT

This Put Agreement is made first day of December, 2021,

BETWEEN:	Motos America Inc. (“Motos” or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at:

510 So. 200 West

Suite 110

Salt Lake City, UT 84101

AND:	Vance Harrison, (“Harrison”) located at:

2346 East 3395

South Salt Lake City, UT 84109

vance@motosamerica.com

801-541-1977

Together, hereinafter referred to as the “Parties”.

Recitals

In consideration of, and as part thereof, this Put Agreement (the "Put") is made part of the Employment Agreement entered into between the Parties on the 1st Day of December, 2021.

1.	PUT. Harrison is hereby granted the right to sell or put up to 200,000 $0.001 par value common voting shares to the Company (“Put”) at the price of $7.50 per share (“Strike Price”).

2.	TERM. This Put may be exercised in whole or in part by Harrison by presenting shares for transfer, along with written demand to the Company to purchase such shares at the Strike Price, at any time during the four (4) year period, beginning on December 1st, 2023 and ending on December 1, 2027.

3.	NOTICES. Any and all notices or other communication provided for herein, shall be given by registered or certified mail, return receipt requested, in case of the Company to its principal office, and in the case of the Executive to the Executive's residence address set forth on the first page of this Agreement or to such other address as may be designated by the Executive.

4.	ASSIGNABILITY. This Put may not be sold or transferred by Harrison without express written consent of the Company.

5.	CONSTRUCTION. This Put Agreement, as part of the Employment Agreement to which it is Appended, is subject to the same terms of that Employment Agreement with regard to amendment, severability, construction, non-waiver, notices, arbitration, litigation, and etc.

In witness hereof, each party to this Agreement has caused it to be executed at Salt Lake City on the date indicated below.

Motos America Inc.

By Resolution of the Board of Directors

DATE: 12/1/2021
/s/ Terina Liddiard
Affirmed by Terina Liddiard, Secretary

Executive

/s/ Vance B. Harrison	DATE: 12/1/2021
Vance B. Harrison